UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, in April 2017 Plug Power Inc. (the “Company”) issued a warrant to Amazon.com NV Investment Holdings LLC to acquire up to 55,286,696 shares of the Company’s common stock. The vesting of the warrant is linked to payments made by Amazon.com, Inc. and its affiliates to the Company pursuant to existing commercial agreements.  As of November 2, 2020, 34,917,912 shares had vested under the warrant at an exercise price of $1.1893 per share based on total cumulative spending with the Company in excess of $200 million.  Under the terms of the warrant, at the same time the exercise price for the unvested 20,368,784 shares was set at $13.81005 per share. On December 31, 2020, the Company waived the remaining vesting conditions under the warrant, which resulted in the vesting of the remaining 20,368,784 unvested shares under the warrant.  This vesting is expected to result in a substantial one-time non-cash charge in the quarter ended December 31, 2020, to eliminate the need to recognize future quarterly non-cash charges for this warrant and to simplify the Company’s financial reporting going forward.  The details of the warrant and vesting will be described in the Company’s annual report on Form 10-K for the year ending December 31, 2020 to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements regarding the expectation of a substantial one-time non-cash charge in the quarter ended December 31, 2020 and the elimination of future quarterly non-cash charges. Although the Company presently believes that the plans, expectations and anticipated results expressed in or suggested by the forward-looking statements contained in this Form 8-K are reasonable, all forward-looking statements are inherently subjective, uncertain and subject to change, as they involve substantial risks and uncertainties, including those beyond the Company’s control. New factors emerge from time to time, and it is not possible for the Company to predict the nature, or assess the potential impact, of each new factor on the Company’s business. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in the Company’s filings and reports with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2019, as amended and supplemented by the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, as well as other filings and reports that are filed by the Company from time to time with the SEC. The Company disclaims any obligation to update forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

By:	/s/ Paul Middleton
Name: Paul Middleton
Title: Chief Financial Officer

Date: January 5, 2021

3